CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Yearly Report of Nantucket Industries, Inc. (the "Company") on Form 10-K for the year ended February 28, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John H. Treglia, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Amended Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Amended Report fairly presents, in all material respect, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/    John H. Treglia
---------------------------------
Name:  John H. Treglia
Title: Chief Executive Officer and Chief Financial Officer


Date: December 2, 2004